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                                                             [POSTAL INDICIA]


      BUSINESS REPLY MAIL
      FIRST CLASS PERMIT     NEW YORK, N.Y.
POSTAGE WILL BE PAID BY ADDRESSEE

SEQUA CORPORATION
ATTN: CORPORATE SECRETARY
200 PARK AVENUE
NEW YORK, NY 10166
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
                               SEQUA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

                            May 12, 1994 11:00 a.m.
                                270 Park Avenue
                         Conference Room 7, 11th Floor
                            New York, New York 10166

If you plan to attend the Annual Meeting, please sign and return the self-addressed, postage paid portion of this card.

You will need to present this portion of the card in order to be admitted to the Sequa Annual Meeting on May 12, 1994.

I   Plan    to    attend    the    Annual    Meeting    of    Stockholders    of
Sequa Corporation on May 12, 1994.


- ------------------------------------------------------
Signature
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Please print/type full name as it appears on proxy card
Address:
- ------------------------------------------------------
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Stock Ownership: Class A       Class B        Preferred

                              PLEASE CHECK ONE